Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements of Access Integrated Technologies, Inc. on Form S-3 (No. 333-123279) and Form S-8 (No. 333-124290) of our report dated June 10, 2005 on our audit of the consolidated financial statements, which appears in this Form 10-KSB.



/s/ Eisner LLP
Florham Park, New Jersey
June 27, 2005